UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2007

Metal Management, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-33044	94-2835068
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

325 N. LaSalle St., Suite 550, Chicago, Illinois		60610
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 645-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On June 7, 2007, Metal Management, Inc. ("MM") filed a complaint (the "Complaint") against Wheeling-Pittsburgh Steel Corporation ("WPSC") in the Supreme Court of the State of New York County of New York. The Complaint arises from a series of purchase orders (the "Purchase Orders") issued by WPSC to MM beginning on or about February 20, 2007, for the purchase, shipment and delivery from MM to WPSC of specified quantities and types of scrap metal. In the Complaint, MM is seeking damages for the breach, anticipatory breach, wrongful rejection and repudiation of the Purchase Orders based on the following WPSC actions: (1) WPSC accepted delivery without objection of approximately $31 million worth of scrap metal sold to it by MM but has failed to make payment for those goods when due; (2) by its conduct, WPSC has indicated its intention not to pay for an additional amount of approximately $8 million in scrap metal purchased by it but where payment will be coming due shortly; and (3) WPSC has blanket rejected scrap metal as nonconforming, in some cases even before the scrap metal was delivered and inspected, and without giving MM an opportunity to cure any goods alleged by WPSC to be nonconforming as required by the Purchase Orders and the Uniform Commercial Code. Stated in terms of tonnage, WPSC has rejected and/or repudiated agreed Purchase Orders for approximately 86,400 tons of scrap metal, of which 76,800 tons not yet been shipped or which is en route to WPSC and 9,600 tons of which MM has already delivered to WPSC, in addition to the approximately 16,000 tons of scrap metal previously rejected. The damages being sought include the contractual price of the goods, plus incidental damages, costs and disbursements of the action, prejudgment interest and such other relief as may be just and proper.

In a related matter, on June 7, 2007, MM filed a notice of motion for summary judgment in lieu of a complaint (the "Notice") against Esmark Incorporated, Sun Steel Company LLC, Century Steel Company LLC, North American Steel Company LLC, Great Western Steel Company LLC, Electric Coating Technologies Bridgeview LLC, U.S. Metals & Supply LLC, Miami Valley Steel Service, Inc., Premier Resource Group LLC, Independent Steel Company LLC, Electric Coating Technologies LLC, Esmark Realty LLC, Century Steel Realty LLC, Great Western Realty LLC, Isco Realty LLC, Miami Valley Realty LLC, Sun Steel Realty LLC, U.S. Metals Realty LLC (collectively, "Esmark") in the Supreme Court of the State of New York County of New York. MM entered into an unconditional guaranty agreement (the "Guaranty") with Esmark pursuant to which Esmark agreed to unconditionally, jointly and severally guarantee all money owing to MM under the Purchase Orders with WPSC without monetary limit. Therefore, MM filed the Notice to seek payment of approximately $31 million currently past due under Purchase Orders pursuant to the express terms and conditions of the Guaranty, together with interest, expenses and reasonable attorneys’ fees. MM intends to seek additional monies, together with interest, expenses and attorneys’ fees, as payments become due and owing in the ordinary course.

MM intends to vigorously pursue its rights and remedies directly against WPSC and against Esmark from the unlimited and unrepudiated Guaranty, but there can be no assurance as to the outcome of these actions or their effect on the financial condition or results of operation of MM.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metal Management, Inc.

June 11, 2007	By:	/s/ Robert C. Larry

Name: Robert C. Larry
Title: Executive Vice President and Chief Financial Officer